I

                                          Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Merit Securities Corporation


     We consent to incorporation by reference in the registration statements No. 333-64385 of Merit Securities Corporation on Form S-3 of our report dated March 30, 2000, appearing in this Annual Report Form 10-K of Merit Securities Corporation for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP




Richmond, Virginia
March 30, 2000